                                                                     EXHIBIT 3.1


                              CERTIFICATE OF MERGER

                                       OF

                    WALDEN LAKE, INC., VOH ACQUISITION, INC.

                                       AND

                                BSM MARINA, INC.

                                      INTO

                              SUN CITY CENTER CORP.


        The undersigned corporations do hereby certify:

        FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

              Name                              State of Incorporation
              ----                              ----------------------
       Sun City Center Corp.                            Delaware
       Walden Lake, Inc.                                Delaware
       VOH Acquisition, Inc.                            Florida
       BSM Marina, Inc.                                 Florida

        SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Subsection (C) of Section 252 of the General Corporation Law of Delaware.

        THIRD: The name of the surviving corporation shall be Sun City Center Corp.

        FOURTH: The Certificate of Incorporation of Sun City Center Corp. shall be the Certificate of Incorporation of the surviving corporation, except that the Certificate of Incorporation of Sun City Center Corp. shall be amended as follows:

        ARTICLE 4 of the Certificate of Incorporation shall be amended by deleting the existing ARTICLE 4 thereof in its entirety and inserting the following therefor:

                "ARTICLE 4. The total number of shares of stock which the Corporation shall have authority to issue is two hundred thousand (200,000) and the par value of each of such shares is one cent ($0.01)."

        FIFTH: The executed Agreement of Merger is on file at 2020 Club House Drive, Sun City Center, Florida 33571-5698, the principal place of business of the surviving corporation.

        SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: The authorized capital stock of each constituent corporation, which is not a Delaware corporation, is as follows:

            Corporation                       Authorized Capital Stock
            -----------                       ------------------------
         VOH Acquisition, Inc.                 10,000 shares of $0.10
                                               par value common stock

         BSM Marina, Inc.                      100,000 shares of no par
                                               value common stock

        EIGHTH: This Certificate of Merger shall be effective on August 31,
1994.

                                        SUN CITY CENTER CORP.


Dated: August 18, 1994                  By: /s/ ALFRED HOFFMAN, JR.
                                            ----------------------------------
                                            Alfred Hoffman, Jr., President

ATTEST:


By: /s/ THOMAS J. HOOD
    -------------------------------
    Thomas J. Hood, Secretary


                                        WALDEN LAKE, INC.


Dated: August 18, 1994                  By: /s/ ALFRED HOFFMAN, JR.
                                            ----------------------------------
                                            Alfred Hoffman, Jr., President

ATTEST:


By: /s/ THOMAS J. HOOD
    -------------------------------
    Thomas J. Hood, Secretary


                                        VOH ACQUISITION, INC.


Dated: August 18, 1994                  By: /s/ ALFRED HOFFMAN, JR.
                                            ----------------------------------
                                            Alfred Hoffman, Jr., President

ATTEST:


By: /s/ THOMAS J. HOOD
    -------------------------------
    Thomas J. Hood, Secretary


                                        BSM MARINA, INC.


Dated: August 18, 1994                  By: /s/ ALFRED HOFFMAN, JR.
                                            ----------------------------------
                                            Alfred Hoffman, Jr., President

ATTEST:


By: /s/ THOMAS J. HOOD
    -------------------------------
    Thomas J. Hood, Secretary

STATE OF FLORIDA        )
                        )  SS.
COUNTY OF HILLSBOROUGH  )

     The foregoing instrument was acknowledged before me this 18th day of August, 1994, by Alfred Hoffman, Jr., as President of Sun City Center Corp. and attested to by Thomas J. Hood, as Secretary of Sun City Center Corp. They are personally known to me and they acknowledged that they executed the foregoing instrument in the name of and for said corporation.


                                        /s/ PATRICIA A. KELSEY
                                        ----------------------------------
                                                  NOTARY PUBLIC

                                        Print Name: Patricia A. Kelsey

                                        Commission No.:

                                        Commission Expires:

                                        [SEAL]
STATE OF FLORIDA        )
                        )  SS.
COUNTY OF HILLSBOROUGH  )

     The foregoing instrument was acknowledged before me this 18th day of August, 1994, by Alfred Hoffman, Jr., as President of Walden Lake, Inc. and attested to by Thomas J. Hood, as Secretary of Walden Lake, Inc. They are personally known to me and they acknowledged that they executed the foregoing instrument in the name of and for said corporation.


                                        /s/ PATRICIA A. KELSEY
                                        ----------------------------------
                                                  NOTARY PUBLIC

                                        Print Name: Patricia A. Kelsey

                                        Commission No.:

                                        Commission Expires:

                                        [SEAL]

STATE OF FLORIDA        )
                        )   ss.
COUNTY OF HILLSBOROUGH  )


      The foregoing instrument was acknowledged before me this 18th day of August, 1994, by Alfred Hoffman, Jr., as President of VOH Acquisition, Inc. and attested to by Thomas J. Hood, as Secretary of VOH Acquisition, Inc. They are personally known to me and they acknowledged that they executed the foregoing instrument in the name of and for said corporation.


                                          /s/ PATRICIA A. KELSEY
                                          -------------------------------------
                                                      NOTARY PUBLIC

                                          Print Name:  Patricia A. Kelsey
                                                       ------------------------
                                          Commission No.:

                                          Commission Expires:

                                          [SEAL]

STATE OF FLORIDA        )
                        )   ss.
COUNTY OF HILLSBOROUGH  )


      The foregoing instrument was acknowledged before me this 18th day of August, 1994, by Alfred Hoffman, Jr., as President of BSM Marina, Inc. and attested to by Thomas J. Hood, as Secretary of BSM Marina, Inc. They are personally known to me and they acknowledged that they executed the foregoing instrument in the name of and for said corporation.


                                          /s/ PATRICIA A. KELSEY
                                          -------------------------------------
                                                      NOTARY PUBLIC

                                          Print Name:  Patricia A. Kelsey
                                                       ------------------------
                                          Commission No.:

                                          Commission Expires:

                                          [SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       of
                              SUN CITY CENTER CORP.

        SUN CITY CENTER CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That the Board of Directors, by unanimous written consent given in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

        RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FIRST of the Certificate of Incorporation be amended to read as follows:

        FIRST: The name of this corporation shall be:
               FLORIDA DESIGN COMMUNITIES, INC.

        SECOND: That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Vice President and attested to by its Assistant Secretary, this 31st day of August, 1994.

                                            SUN CITY CENTER CORP.



                                            /s/ THOMAS J. HOOD
                                            ------------------------------------
                                            Thomas J. Hood,
                                            Sr. Vice President



ATTEST:



/s/ ERIC HECKMAN
-----------------------------------
Eric Heckman,
Assistant Secretary

STATE OF FLORIDA         )
                         ) SS.
COUNTY OF HILLSBOROUGH   )


        The foregoing instrument was acknowledged before me this 31st day Of August, 1994, by Thomas J. Hood, as Sr. Vice President of Sun City Center Corp. and attested to by Eric Heckman, as Assistant Secretary of Sun City Center Corp. They are personally known to me and they acknowledged that they executed the foregoing instrument in the name of and for said corporation.



                                            /s/ MARY ANN TAYLOR
                                            ------------------------------------
                                                       NOTARY PUBLIC


                                            Print Name: MARY ANN TAYLOR
                                            Commission No.          [SEAL]
                                            Commission Expires

                              CERTIFICATE OF MERGER
                                     Merging
                      WCI COMMUNITIES LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP
                                       and
                             INVESTORS OF WCI, INC,
                             A DELAWARE CORPORATION
                                      into
                        FLORIDA DESIGN COMMUNITIES, INC.,
                             A DELAWARE CORPORATION
                     (Pursuant to Section 263 of the General
                         Corporation Law of Delaware and
                      Section 17-211 of the Revised Uniform
                       Limited Partnership Act of Delaware)


    Florida Design Communities, Inc., a Delaware corporation ("FDC"), does hereby certify:

        1. The names of the constituent entities and the states under the laws of which they are respectively organized are as follows:

Name of Entity                                       State
--------------                                       -----
Florida Design Communities, Inc.                     Delaware
Investors of WCI, Inc.                               Delaware
WCI Communities Limited Partnership                  Delaware

        2. An Agreement and Plan of Merger, dated as of June 25 , 1999, by and between FDC, Investors of WCI, Inc. and WCI, Communities Limited Partnership has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 263 of the Delaware General Corporation Law, Section 17-211 of the Revised Uniform Limited Partnership Act of Delaware, and the Agreement of Limited Partnership of WCI Communities
Limited Partnership Agreement.

        3. The surviving corporation in the merger shall be FDC, which after the merger shall be known as WCI Communities, Inc.

        4. The Certificate of Incorporation of FDC as the surviving corporation shall be amended to amend Article FIRST to read as follows:

        FIRST: The name of the corporation shall be WCI Communities, Inc.

        5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation located at 24301 Walden Center Drive, Suite 300, Bonito Springs, FL 34134.

        6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any partner of WCI Communities Limited Partnership or any stockholder of FDC or Investors of WCI, Inc.

        7. The effective date of the Merger shall be June 29th 1999.



        IN WITNESS WHEREOF, this Certificate is executed on this 25th day of June, 1999.

                                            Florida Design Communities, Inc.


                                            By: /s/ JERRY L. STARKEY
                                               ---------------------------------
                                               Its: President
                                                   Jerry L. Starkey


                                            Attest:

                                            By: /s/ VIVIEN N. HASTINGS
                                               ---------------------------------
                                               Its: Secretary
                                               Vivien N. Hastings

(Submit 1 executed copy. Signature(s) should be in black, but may be original, facsimile, conformed, or electronically transmitted. NOTE: A document which has been telecopied twice is NOT of acceptable quality for filing. For possible alternatives to execution by an "authorized officer", see GCL 103.)

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is WCI COMMUNITIES, Inc.

        2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Center Road, City of Wilimington 19805, County of New Castle.

        3. The registered anent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

        4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 18, 2000



    /s/ VIVIEN N. HASTINGS
-----------------------------------
      Vivien N. Hastings              [Name, title of authorized officer]
      Senior Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HARPS OF DELAWARE, INC.

                                    * * * * *

        ARTICLE ONE. The name of the Corporation is
                     HARPS of Delaware, Inc.

        ARTICLE TWO. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        ARTICLE THREE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        ARTICLE FOUR. The total number of shares of stock which the Corporation shall have authority to issue is Six Thousand (6,000) and the per value of each of such shares is One Cent ($.01).


        ARTICLE FIVE. The name and mailing address of the incorporator is as follows:

                NAME                               MAILING ADDRESS
                ----                               ---------------
         Patricia Wisniewski                 401 North Michigan Avenue
                                             Suite 3400
                                             Chicago, Illinois 60611

        ARTICLE SIX. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                   NAME                     MAILING ADDRESS
                   ----                     ---------------
             Alfred Hoffman, Jr.        c/o Walden Lake, Inc.
                                        1602 West Tamberlane Drive
                                        Plant City, Florida 33566

             Don E. Ackerman            c/o J. H. Whitney Company
                                        Suite 3200
                                        630 Fifth Avenue
                                        New York, New York 10111

             Charles Rutenberg          c/o Rutenberg Corporation
                                        P.O. Box 16159
                                        Clearwater, Florida 34279

             E. Leslie Peter            710 Oakfield Drive
                                        Suite 220
                                        Brandon, Florida 33511

        ARTICLE SEVEN The Corporation is to have perpetual existence.

        ARTICLE EIGHT. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

        ARTICLE NINE. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        ARTICLE TEN. 1. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breech of fiduciary duty as a director, except for liability) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this subsection 1 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        2. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection 2(b) of this Article Ten with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, an advance payment of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall be finally adjudicated that such director or officer is not to be indemnified under this subsection 2 or otherwise.

        (b) If a claim under subsection 2(a) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this subsection 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
     (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses incurred in defending any proceeding to any employee or agent of the Corporation to the fullest extent of the provisions of this subsection 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                             CERTIFICATE OF MERGER
                                       OF
                           SUNMARK COMMUNITIES CORP.,
                       SUN CITY CENTER CONSTRUCTION CO.,
                            GOLF MAINTENANCE, INC.,
                  THE AMERICAN RETIREMENT INSTITUTE, INC. AND
                             SUN CITY CENTER CORP.
                                      INTO
                            HARPS OF DELAWARE, INC.

     The undersigned corporations do hereby certify:

     1. The name and state of incorporation of each of the constituent corporations is as follows:

          Name                          State of Incorporation
          ----                          ----------------------

Sunmark Communities Corp.                     Florida
Sun City Center Construction Co.              Florida
Golf Maintenance, Inc.                        Florida
The American Retirement Institute, Inc.       Florida
Sun City Center Corp.                         Florida
HARPS of Delaware, Inc.                       Delaware

All of the issued and outstanding stock of Sunmark Communities Corp. is owned by HARPS of Delaware, Inc., and all of the issued and outstanding stock of Sun City Center Construction Co., Golf Maintenance, Inc., The American Retirement Institute, Inc., and Sun City Center Corp. is owned by Sunmark Communities Corp.

     2. An Agreement of Corporate Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the Delaware General Corporation Law.

     3. The surviving corporation shall be HARPS of Delaware, Inc.

        4. The Certificate of Incorporation of HARPS of Delaware, Inc. shall be the certificate of incorporation of the surviving corporation, except that the Certificate of Incorporation of HARPS of Delaware, Inc. shall be amended as follows: Article One shall be deleted in its entirety and the following shall be substituted therefor:

        ARTICLE ONE. The name of the Corporation is Sun City Center Corp.

        5. The executed Agreement of Corporate Merger is on file at 1602 West Timberlane Drive, Plant City, Florida 33566, the principal place of business of the surviving corporation.

        6. A copy of the Agreement of Corporate Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

        7. The authorized capital stock of each constituent corporation which is not a Delaware corporation is as follows:

      Corporation                               Authorized Capital Stock
      -----------                               ------------------------
Sunmark Communities Corp.                  10,000 shares of $.10 par value Class
                                           A common stock

                                           1,000 shares of $1.00 par value Class
                                           B common stock

Sun City Center Construction Co.           10,000 shares of $.10 par value
                                           common stock

Golf Maintenance, Inc.                     100 shares of $10.00 par value common
                                           stock

The American Retirement Institute, Inc.    75,000 shares of $.10 par value
                                           common stock

Sun City Center Corp.                      7,500 shares of $1.00 par value
                                           common stock

     8. This Certificate of Merger shall be effective upon filing with the Secretary of State of Delaware in accordance with subsection 203(c) of the Delaware General Corporation Law.

Dated: December 11, 1987

                                        SUNMARK COMMUNITIES CORP.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary

                                        SUN CITY CENTER CONSTRUCTION CO.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary

                                        GOLF MAINTENANCE INC.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary

                                        THE AMERICAN RETIREMENT INSTITUTE, INC.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary

                                        SUN CITY CENTER CORP.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary

                                        HARPS OF DELAWARE, INC.
ATTEST:
                                        By: /s/ ALFRED HOFFMAN, JR.
/s/ KIM FROSELL                             ------------------------------------
-----------------------------------         Alfred Hoffman, Jr., President
Kim Frosell, Secretary


                                      -3-